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EX. 23.p.xiii

                                   [EBS LOGO]
                              EUBEL BRADY & SUTTMAN
                                ASSET MANAGEMENT

                                 CODE OF ETHICS

                  POLICIES & PROCEDURES: INSIDE TRADING

                  SUPERVISION

                  REPORTING FORMS

I,________________________________________________________________, do hereby acknowledge that I have (PRINT NAME)

received and read the revised Code of Ethics, as amended June 26, 2003.

DATE: ________________________________________

SIGNATURE: ___________________________________

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                                    SECTION I

                                 CODE OF ETHICS

                                      FOR

                  EUBEL BRADY & SUTTMAN ASSET MANAGEMENT, INC.
                                      (EBS)

This Code sets forth rules, regulations and standards of conduct for the employees of EBS. It bears the approval of the Corporation's Board of Directors and applies to all EBS directors, owners, Officers and employees.

The prescribed guidelines assure that the high ethical standards long maintained by EBS continue to be applied. The purpose of the Code is to preclude circumstances which may lead to or give the appearance of conflicts of interest, insider trading, or unethical business conduct. The rules prohibit certain activities and personal financial interests as well as require disclosure of personal investments and related business activities of all directors, officers and employees.

ERISA and the federal securities laws define an investment advisor as a fiduciary who owes his clients a duty of undivided loyalty, who shall not engage in any activity in conflict with the interests of the client. As a fiduciary, our personal and corporate ethics must be above reproach. Actions which expose any of us or the organization to even the appearance of impropriety must not occur.

The excellent name of our firm continues to be a direct reflection of the conduct of each of us in everything we do.

Being fully aware of and strictly adhering to the Code of Ethics is the responsibility of each EBS employee.

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                            CONFIDENTIAL INFORMATION

Employees may become privy to confidential information (information not generally available to the public) concerning the affairs and business transactions or companies researched by us for investment, our present and prospective clients, suppliers, officers and other staff members. Confidential information also includes trade secrets and other proprietary information of the Corporation such as business or product plans, systems, methods, software, manuals and client lists. Safeguarding confidential information is essential to the conduct of our business. Caution and discretion are required in the use of such information and in sharing it only with those who have a legitimate need to know.

(A) PERSONAL Use: Confidential information obtained or developed as a result of employment with EBS is not to be used or disclosed for the purpose of furthering any private interest or as a means of making any personal gain. Use or disclosure of such information could result in civil or criminal penalties against EBS or the individual responsible for disclosing such information.

(B) RELEASE OF CLIENT INFORMATION: Information concerning a client which has been requested by third persons, organizations or governmental bodies may only be released with the consent of the client involved. All requests for information concerning a client, including requests pursuant to the legal process (such as subpoenas or court orders) must be promptly referred to EBS' Compliance Officer. No information may be released, nor should the client involved be contacted, until so directed by the client or Compliance Officer.

In order to preserve the rights of our clients and to limit the firm's liability concerning the release of client proprietary information, care must be taken to:

* Limit use and discussion of information obtained on the job to normal business activities.

* Request and use only information which is related to our business needs.

* Restrict access to records to those with proper authorization and legitimate business needs.

* Include only pertinent and accurate data in files which are used as a basis for taking action or making decisions.

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                              CONFLICTS OF INTEREST

You should avoid actual or apparent conflicts of interest - that is, any personal interest outside the Company which could be placed ahead of your obligations to our clients, or EBS. Conflicts may exist even when no wrong is done. The opportunity to act improperly may be enough to create the appearance of a conflict.

We recognize and respect any employee's right of privacy concerning personal affairs, but we must require a full and timely disclosure of any situation which could result in a conflict of interest or even the appearance of a conflict. Whether or not a conflict exists will be determined by the Company, not the employee involved.

To reinforce our commitment to the avoidance of potential conflicts of interest, the following rules have been adopted:

1) YOU MAY NOT, without first having secured prior approval from the Board of Directors, serve as a director, officer, employee, partner or trustee - nor hold any other position of substantial interest - in any outside business enterprise. You do not need prior approval, however, if the following three conditions are met: one, the enterprise is a family firm owned principally by other members of your family; two, the family business is not doing business with EBS or its clients; and, three, the services required will not interfere with your duties or your independence of judgment. Significant involvement by employees in outside business activity is generally unacceptable. In addition to securing prior approval for outside business activities, you will be required to disclose all relationships with outside enterprises annually.

* Note - The above deals only with positions in business enterprises. It does not effect EBS' practice of permitting employees to be associated with governmental, educational, charitable, religious or other civic organizations. These activities may be entered into without prior consent, but must still be disclosed on an annual basis.

2) YOU MAY NOT act on behalf of EBS in connection with any transaction in which you have a personal interest other than on incentive compensation plan enacted by EBS or transactions approved by EBS' Board of Directors.

3) YOU MAY NOT, without prior approval from the Board of Directors, have a substantial interest in any outside business which, to your knowledge, is involved currently in a business transaction with EBS, or is engaged in businesses similar to any business engaged in by EBS, or is engaged in businesses similar to any business engaged in by EBS. You do not need approval to invest in open-ended registered investment companies such as investments in mutual funds and similar enterprises which are publicly owned.

                                        4

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4)       YOU MAY NOT purchase an equity interest in any competitor. Employees and their immediate families are also prohibited from investing in securities of a client or supplier with whom the staff member regularly deals unless the securities are publicly traded or approved by the Board of Directors.

                            OTHER BUSINESS ACTIVITIES

ISSUES REGARDING THE RETENTION OF SUPPLIERS: The choice of our suppliers must be based on quality, reliability, price, service, and technical advantages.

GIFTS: EBS employees and their immediate families should not solicit, accept, retain or provide any gifts or favors which might influence decisions you or the recipient must make in business transactions involving EBS or which others might reasonably believe could influence those decisions. Even a nominal gift should not be accepted if, to a reasonable observer, it might appear that the gift would influence your business decisions.

Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Examples of such gifts are those received as normal business courtesies (i.e., meals or golf games); non-cash gifts of nominal value (such as received at Holiday time); gifts received because of kinship, marriage or social relationships entirely beyond and apart from an organization in which membership or an official position is held as approved by the Corporation.

IMPROPER PAYMENTS - KICKBACKS: In the conduct of EBS' business, no bribes, kickbacks, or similar remuneration or consideration of any kind are to be given or offered to any individual or organization or to any intermediaries such as agents, attorneys or other consultants, for the purpose of influencing such individual or organization in obtaining or retaining business for, or directing business to EBS. Solicitation Agreements are exempt from consideration.

BOOKS, RECORDS AND ACCOUNTS: The integrity of the accounting records of EBS is essential. All receipts and expenditures, including personal expense statements must be supported by documents that accurately and properly describe such expenses. Staff members responsible for approving expenditures or for keeping books, records and accounts for EBS are required to approve and record all expenditures and other entries based upon proper supporting documents so that the accounting records of EBS are maintained in reasonable detail, reflecting accurately and fairly all transactions of EBS including the disposition of its assets and liabilities. The falsification of any book, record or account of EBS, the submission of any false personal expense statements, claim for reimbursement of a non-business personal expense, or false claim for an employee benefit plan payment are prohibited. Disciplinary action will be taken against employees who violate these rules, which may result in dismissal.

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LAWS AND REGULATIONS: The activities of EBS must always be in full compliance with applicable laws and regulations. It is the Company's policy to be in strict compliance with all laws and regulations applied to our business. We recognize, however, that some laws and regulations may be ambiguous and difficult to interpret. Good faith efforts to follow the spirit and intent of all laws are expected. To ensure compliance, EBS intends to educate its employees on laws related to its activities which may include periodically issuing bulletins, manuals and memoranda. Staff members are expected to read all such materials and be familiar with their content.

OUTSIDE ACTIVITIES & POLITICAL AFFILIATIONS: EBS does not contribute financial or other support to political parties or candidates for public office except where lawfully permitted and approved in advance by the Board of Directors. Employees may, of course, make political contributions, but only on their own behalf; they will not be reimbursed by the Company for such contributions.

Legislation generally prohibits EBS or anyone acting on its behalf from making an expenditure or contribution of cash or anything else of monetary value which directly or indirectly is in connection with an election to political office; as, for example granting loans at preferential rates or providing non-financial support to a political candidate or party by donating office facilities. Otherwise, individual participation in political and civic activities conducted outside of normal business hours is permitted.

Employees are free to seek and hold an elective or appointive public office, provided you do not do so as a representative of the Company. However, you must conduct campaign activities and perform the duties of the office in a manner that does not interfere with your responsibilities to the firm. You may not use the firm's resources to conduct your campaign activities.

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              COMPLIANCE WITH THE CODE & CONSEQUENCES IF VIOLATION
                               OF THE CODE OCCURS

Each year all employees will be required to complete a form certifying that they have read this booklet, understand their responsibilities, and are in compliance with the requirements set forth in this statement.

This process should remind us of the Company's concern with ethical issues and its desire to avoid conflicts of interest or their appearance. It should also prompt us to examine our personal circumstances in light of the Company's philosophy and policies regarding ethics.

Certain key employees will be required to complete a form verifying that they have complied with all company procedures and filed disclosures of significant personal holdings and corporate affiliations.

If any staff member has reason to believe that any situation may have resulted in a violation of any provision of the Code of Ethics, whether by that staff member or by another, the matter must be reported promptly to the Compliance Officer.

Violation of any provisions of the Code of Ethics by any staff member may constitute grounds for disciplinary action, including dismissal.

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                                   SECTION II

                                 INSIDER TRADING

As a result of recent legislative events, particularly the enactment of the Insider Trading and Securities Fraud Enforcement Act of 1988, the Securities Exchange Acts and the Investment Advisors Act of 1940 require that all investment advisors establish, maintain and enforce policies and supervisory procedures designed to prevent the misuse of material, non-public information by such investment advisor, and any associated person.

This section of the Code sets forth EBS' policy statement on insider trading. It explains some of the terms and concepts associated with insider trading, as well as the civil and criminal penalties for insider trading violations. In addition, it sets forth the necessary procedures required to implement EBS' Insider Trading Policy Statement.

This policy applies to all EBS employees, as well as the employees of all affiliated companies.

                                        8

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                              EBS' POLICY STATEMENT
                            AGAINST INSIDER TRADING

When contemplating a transaction for your personal account, or an account in which you may have a direct or indirect personal or family interest, we must be certain that such transaction is not in conflict with the interests of our clients. Specific rules in this area are difficult, and in the final analysis, each of us must make our own determination as to whether a transaction is in conflict with client interests. Although it is not possible to anticipate all potential conflicts of interest, we have tried to set a standard that protects the firm's clients, yet is also practical for our employees, The Company recognizes the desirability of giving its corporate personnel reasonable freedom with respect to their investment activities, on behalf of themselves, their families, and in some cases non-client accounts (i.e., charitable or educational organizations on whose boards of directors corporate personnel serve). However, personal investment activity may conflict with the interests of the Company's clients. In order to avoid such conflicts -- or even the appearance of conflicts -- the Company has adopted the following policy:

EBS forbids any director, officer or employee from trading, either personally or on behalf of clients or others, on material, non-public information or communicating material, non-public information to others in violation of the law. Said conduct is deemed to be "insider trading."

Every director, officer, and EBS employee is required to read and retain this policy statement. Questions regarding Insider Trading policy and procedures should be referred to its Compliance Officer.

                   EXPLANATION OF RELEVANT TERMS AND CONCEPTS

Although insider trading is illegal, Congress has not defined "inside", "material" or "non-public information". Instead the courts have developed definitions of these terms. Set forth below are very general descriptions of these terms. However, it is usually not easily determined whether information is "material" or "non-public" and, therefore, whenever you have any questions as to whether information is material or non-public, consult with EBS' Compliance Officer.

1)       WHO IS AN INSIDER?

The concept of an "insider" is broad. It includes officers, directors and employees of a company. A person may be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. Examples of temporary insiders are the company's attorneys, accountants, consultants and bank lending officers, as well as the employees of such organizations. EBS and its employees may become "temporary insiders" of a company in which we invest, or for which we perform any other service. An outside individual may be considered an insider, according to the Supreme Court, if the company expects the outsider to keep the disclosed non-public information confidential or if the relationship suggests such a duty of confidentiality.

                                        9

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2)       WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is material. Material Information is defined as:

* Information, for which there is a substantial likelihood, that a reasonable investor would consider important in making his or her investment decisions, or

*Information that is reasonably certain to have a substantial effect on the price of a company's securities.

Information that directors, officers and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, a significant increase or decline in orders, significant new products or discoveries, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

In addition, knowledge about EBS' trading information and patterns may be deemed material.

3)       WHAT IS NON-PUBLIC INFORMATION?

Information is "non-public" until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally available to the public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economics Services, The Wall Street Journal or other publications of general circulation would be considered public.

4)       MISAPPROPRIATION THEORY

Under the "misappropriation" theory liability is established when trading occurs on material non-public information that is stolen or misappropriated from any other person. In U.S. v. Carpenter, a columnist defrauded The Wall Street Journal by stealing non-public information from the Journal and using it for trading in the securities markets. Note that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

                                       10

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5)       WHO IS A CONTROLLING PERSON?

"Controlling persons" include not only employees, but any person with power to influence or control the direction of the management, policies or activities of another person. Controlling persons may include not only the Company, but its directors and officers.

                    PENALTIES FOR INSIDER TRADING VIOLATIONS

Penalties for trading on or communicating material non-public information are more severe than ever. The individuals involved in such unlawful conduct may be subject to both civil and criminal penalties. A controlling person may be subject to civil or criminal penalties for failing to establish, maintain and enforce EBS' Policy Statement against Insider Trading and/or if such failure permitted or substantially contributed to an insider trading violation.

Individuals can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

            a.  CIVIL INJUNCTIONS

            b.  TREBLE DAMAGES

            c.  DISGORGEMENT OF PROFITS

            d. JAIL SENTENCES - under the new laws, the maximum jail sentences for criminal securities law violations increased from 5 years to 10 years.

            e. CIVIL FINES - Persons who committed the violation may pay up to three times the profit gains or loss avoided, whether or not the person actually benefited.

            f. CRIMINAL FINES - The employer or other "controlling persons" may pay up to $2,500,000.

            g. Violators will be barred from the securities industry.

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                                   SECTION III

                       IMPLEMENTATION PROCEDURES & POLICY

The following procedures have been established to assist the officers, directors and employees of EBS preventing and detecting insider trading as well as to impose sanctions against insider trading. Every officer, director and employee must follow these procedures or risk serious sanctions, including possible dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should consult EBS' Compliance Office.

1)       IDENTIFYING INSIDER INFORMATION

Before trading for yourself or others, including client accounts managed by EBS, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

         i. IS THE INFORMATION MATERIAL? * Would an investor consider this information important in making his or her investment decisions? ** Would this information substantially effect the market price of the securities if generally disclosed?

         ii. IS THE INFORMATION NON-PUBLIC? * To whom has this information been provided? ** Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

         i. Report the matter immediately to the Compliance Officer or CIO.

         ii. Do not purchase or sell the securities on behalf of yourself or others, including client accounts managed by EBS.

         iii. Do not communicate the information inside or outside EBS, other than to the Compliance Officer or CIO.

         iv. After the issue has been reviewed, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

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2)       RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION

Information that you identify as material and non-public may not be communicated to anyone, including persons within EBS, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be locked; access to computer files containing non-public information should be restricted.

EBS employees have no obligations to the clients of EBS to trade or recommend trading on the basis of material, non-public (inside) information in their possession. EBS' fiduciary responsibility to its clients requires that the firm and its employees regard the limitations imposed by Federal securities laws.

3)       ALLOCATION OF BROKERAGE

It is the firm's policy not to allocate brokerage in consideration of the attempted furnishing of material non-public (inside) information. Employees, in recommending the allocation of brokerage to broker-dealers, should not give consideration to the provision of any material non-public (inside) information. The policy of EBS as set forth in this statement should be brought to the attention of such broker-dealer.

4)       RESOLVING ISSUES CONCERNING INSIDER TRADING

If doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures and standards, or as to the proprietary of any action, it must be discussed with the Compliance Officer or CIO.

This Code will be distributed to all EBS personnel. Periodically or upon request, the Compliance Officer will meet with such personnel to review this statement of policy, including any developments in the law and to answer any questions of interpretation or application of this policy.

From time to time this statement of policy will be revised in light of developments in the law, questions of interpretation and application, and practical experience with the procedures contemplated by the statement.

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                                   SECTION IV

                             PERSONAL TRADING POLICY

1.       GENERAL POLICY AND PROCEDURES

The management of EBS is fully aware of and in no way wishes to deter the security investments of its individual employees. The securities markets, whether equity, fixed income, international or domestic, offer individuals alternative methods of enhancing their personal investments.

Due to the nature of our business and our fiduciary responsibility to our client funds, we must protect the firm and its employees from the possibilities of both conflicts of interest and illegal insider trading in regard to their personal security transactions.

We have adopted the following policies and procedures on employee personal trading to insure against violations of the law. These policies and procedures are in addition to those set forth in the Code of Ethics and the Policy Statement Against Insider Trading.

2.       RECORD KEEPING REQUIREMENTS

EBS, as an investment advisor, is required by Rule 204-2 under the Investment Advisers Act of 1940, to keep records of every transaction in securities in which any of its personnel has any direct or indirect beneficial ownership, except transactions effected in any account over which neither the investment adviser nor any advisory representative of the investment adviser has any direct or indirect influence or control and transactions in securities which are direct obligations of the United States, mutual funds and high-quality short-term instruments. This includes transactions for the personal accounts of an employee, as well as, transactions for the accounts of other members of their immediate family (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control and trusts of which they are trustees or other accounts in which they have any director or indirect influence or control, unless the investment decisions for the account are made by an independent investment manager in a fully discretionary account. EBS recognizes that some of its employees may, due to their living arrangements, be uncertain as to their obligations under this Personal Trading Policy. If an employee has any question or doubt as to whether they have direct or indirect influence or control over an account, he or she must consult with the Compliance Officer as to their status and obligations with respect to the account in question.

In addition, EBS is a sub-adviser to investment companies registered under the Investment Company Act of 1940 (e.g., mutual funds), is required by Rule 17j-l under the Investment Company Act to review and keep records of personal investment activities of "access persons" of these funds, unless the access person does not have direct or indirect influence or control of the accounts. An "access person" is defined as any director, officer, general

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partner or Advisory Person of a Fund or Fund's Investment Adviser. "Advisory
Person" is defined as any employee of the Fund or investment advisor (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of investments by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales. Although "access persons" and "advisory persons" include the following: portfolio managers, investment analysts, traders, officers and directors, EBS deems all employees to be "access persons."

1) ACCESS PERSONS: PORTFOLIO MANAGERS, INVESTMENT ANALYSTS, TRADERS, AND OTHER EBS OFFICERS, DIRECTORS AND EMPLOYEES:

Access Persons are required to provide the Compliance Supervisor or Compliance Officer with the following:

A)       INITIAL HOLDINGS REPORTS:

Within 10 days of commencement of employment, an initial holdings report detailing all personal investments (including private placements, and index futures contracts and options thereon, but excluding US Treasury securities, mutual fund shares, and short-term high quality debt instruments). The report should contain the following information:

         1. The title, number of shares and principal amount of each investment in which the Access Person had any direct or indirect beneficial ownership;

         2. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

         3.   The date that the report is submitted by the Access Person.

B)       QUARTERLY REPORTS:

         1. TRANSACTION REPORTING: Within 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in investments in which the Access Person had any direct or indirect beneficial ownership:

         a. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each investment involved;

         b. The nature of the transaction (i.e., purchase, sale or any other type acquisition or disposition);

         c.   The price of the investment at which the transaction was effected;

         d. The name of the broker, dealer or bank with or through which the transaction was effected; and

         e.   The date that the report is submitted by the Access Person.

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         2. PERSONAL SECURITIES ACCOUNT REPORTING: Within 20 days after the end of a calendar quarter with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

         a. The name of the broker, dealer or bank with whom the Access Person established the account;

         b.   The date the account was established; and

         c.   The date that the report is submitted by the Access Person.

To facilitate compliance with this reporting requirement, EBS requires that a duplicate copy of all trade confirmations and brokerage statements be supplied directly to the Compliance Officer. In addition, the Compliance Officer must also be notified immediately upon the creation of any new personal investment accounts.

2)       NON-EMPLOYEE DIRECTORS

The firm's Directors are also employees and deemed "access persons".

3)       PERSONAL TRADING POLICY

The following rules regulations and restrictions have been set forth by the Board of Directors and apply to the personal security transactions of all employees. These rules will govern whether clearance for a proposed transaction will be granted. These rules also apply to the sale of securities once the purchase of a security has been pre-approved and completed.

No director, officer or employee of the Company may effect for himself, an immediate family member (including the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, or any trust of which they are trustee, or any other account in which they have a beneficial interest or direct or indirect influence or control any transaction in a security, or recommend any such transaction in a security, of which, to his/her knowledge, the Company has effected the same for any of its clients, if such transaction would in any way conflict with, or be detrimental to, the interests of such client, or if such transaction was effected with prior knowledge of material, non-public information.

Except in particular cases in which the Compliance Officer has determined in advance that proposed transactions would not conflict with the foregoing policy, the following rules shall govern all transactions (and recommendations) by all corporate personnel for their own accounts, for their immediate family's accounts (including accounts of the spouse, minor children, and adults living in the same household with the officer, director, or employee) for which they or their spouse have any direct or indirect influence or control, and any trust of which they are trustee, or any other account in which they have a beneficial interest or direct or indirect influence or control. The provisiors of the following paragraphs do not necessarily imply that the Compliance Officer will conclude that the transactions or recommendations to which they relate are in violation of the foregoing policy, but rather are designed to ensure that no conflict occurs.

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A)       PERSONAL TRADING BY ALL EMPLOYEE DIRECTORS, OFFICERS, AND EMPLOYEES:

         1. Neither any security recommended, or proposed to be recommended to any client for purchase, nor any security purchased or proposed to be purchased for any client may be purchased by any corporate personnel if such purchase will interfere in any way with the orderly purchase of such security by any client.

         2. Neither any security recommended, or proposed to be recommended to any client for sale, nor any security sold, or proposed to be sold, for any client may be sold by any corporate personnel if such sale will interfere in any way with the orderly sale of such security by any client.

         3. No security may be sold after being recommended to any client for purchase or after being purchased for any client, and no security may be purchased after being recommended to any client for sale or after being sold for any client, if the sale or purchase is effected with a view to making a profit on the anticipated market action of the security resulting from such recommendation, purchase or sale.

B) No purchase of a security including new and secondary issues, of any of the corporate personnel shall be made if the purchase would deprive any EBS clients of an investment opportunity, after taking into account (in determining whether such purchase would constitute an investment opportunity) the client's investments and investment objectives.

C) Any transactions in index futures contracts and index options, including those effected on a broad-based index, are subject to the preclearance and reporting requirements.

D) No employee, director, or officer of EBS may participate in investment clubs.

E) Exceptions to the Personal Trading Policy - notwithstanding the foregoing restrictions, exceptions (granted by the Compliance Officer) to certain provisions of the Personal Trading Policy may be granted on a case by case basis when no abuse is involved and the equities of the situation strongly support an exception to the rule.

         Investments in the following instruments are not bound to the rules and restrictions as set forth above and may be made without the approval of the Compliance Officer: governments, agencies, money markets, repurchase orders, reverse repurchase orders and open-ended registered investment companies.

         All employees, on a quarterly basis, must sign a statement that they, during said period, have been in full compliance with all personal and insider trading rules and regulations set forth within EBS' Code of Ethics, Policy Statement on Insider Trading and Personal Trading Policy.

4)       PRE-CLEARANCE PROCEDURES

All EBS directors, officers, and employees are required to submit a "Client Priority and Expecting Trading" form to one of the firm's head traders (who is also an Investment Committee Member). This form identifies the intended reportable transaction and security.

This form exists to ensure that:

1. No person shall initiate transaction(s) within three trading days prior to a client-wide buy or sell for the same securities or derivatives of the underlying securities. Transactions of the same type (buy or sell) may be conducted immediately following completion of trades for all clients. Individuals should not execute trades for themselves that are inconsistent with the buy/sell actions of the firm. For example, if the firm is long for clients' portfolios, then employees and partners should not be in short positions for the same position (notwithstanding shorting against the box, option writing, and hedging).

2. Before trades may be executed for any employee ON ANY DAY, priority must be given to execution of new account and rebalancing trades (although employee orders may be batched with client orders as described in Form ADV Part
II).

3. An EBS trader must sign a "Client Priority and Expected Trading Form" which acknowledges completion of client orders before execution of employee orders. The form also acknowledges that client-wide trades for said security will not be executed within three days. If EBS' opinion unexpectedly changes and client-wide transactions occur, then a detailed written review surrounding the circumstances must be provided by someone with supervisory capacity.

All EBS directors, officers, and employees must have trades executed by an EBS trader.

5)       SUPERVISION

Within EBS, the Compliance Officer, Compliance Supervisor and Board of Directors are responsible for the firm's policies, procedures, and oversight of the Code of Ethics and Insider Trading issues.

A group of forms, collectively referred to and included herein as "Insider Trading Forms" serves as evidence of our supervisory process. Those forms include:

         -    Supervisor Checklist

         - Short Form (signed by any individual if there were no reportable trades during the quarter)

         - Familiarity & Compliance (signed by any individual that had reportable trades during the quarter

         - Client Priority & Expected Trading (signed by an individual and trader prior to execution)

         - Violation & Penalty Form (becomes part of the employee personnel file).

The Supervisor Checklist requires the quarterly collection and review of all custodial statement and trade blotters as well as completion of all forms described above, as necessary, for every Director, Officer and employee of EBS.

Data are initially gathered by the Compliance Supervisor. The Compliance Officer then reviews data collected by the Compliance Supervisor.

At any time there is a violation, the Compliance Officer is immediately notified and the issue is addressed by the Board of Directors.

6)       PENALTIES FOR VIOLATIONS OF PERSONAL TRADING POLICIES

Violations of personal Trading Policy and Procedures, while in most cases may be inadvertent, must not occur. It is important that every employee abide by the policies established by the Board of Directors. Penalties will be assessed in accordance with the schedules set forth below. These however, are minimum penalties. The firm reserves the right to take any other appropriate action, including termination.

All violations will be reported to the Compliance Officer immediately.

First violation:                    Verbal Warning
Second violation                    Verbal Warning
Third violation                     Termination

The Board of Directors reserves the right to terminate anyone at any time for willful violation of EBS' Code of Ethics or Insider Trading Policies. It also reserves the right to deviate from the penalties described above, if in its opinion termination is too harsh of a penalty, given the circumstances of the event.

If proper procedures are not complied with, action will be taken against the employee. All violations shall be reported to the Compliance Officer. The violators may be asked to reverse the transaction and/or disgorge themselves of profits.

In addition, penalties for personal trading violations shall be determined in accordance with the penalties described in Section 5. If non-compliance with this procedure becomes repetitive, dismissal by the Board of Directors can result.

                                 INSIDER TRADING

                                      FORMS

SUPERVISOR CHECKLIST

SHORT FORM

FAMILIARITY AND COMPLIANCE STATEMENT

CLIENT PRIORITY AND EXPECTED TRADING FORM

                              EBS ASSET MANAGEMENT
                             INSIDER TRADING MANUAL

                              SUPERVISOR CHECKLIST

                          QUARTER ENDING______________

--------------------------------------------------------------------------------------------------------------------------
                             SHORT        FAMILIARITY           CLIENT PRIORITY &        CUSTODIAL            BLOTTER
EMPLOYEE                     FORM         & COMPLIANCE          EXPECTED TRADING         STATEMENTS           REVIEWED
--------------------------------------------------------------------------------------------------------------------------
Earl Bowlin
--------------------------------------------------------------------------------------------------------------------------
Mark Brady
--------------------------------------------------------------------------------------------------------------------------
Cheryl Connell
--------------------------------------------------------------------------------------------------------------------------
James Connell
--------------------------------------------------------------------------------------------------------------------------
Paul Crichton
--------------------------------------------------------------------------------------------------------------------------
Melinda Eubel
--------------------------------------------------------------------------------------------------------------------------
Ronald Eubel
--------------------------------------------------------------------------------------------------------------------------
William Hazel
--------------------------------------------------------------------------------------------------------------------------
Guy Henshaw
--------------------------------------------------------------------------------------------------------------------------
Bernard Holtgreive
--------------------------------------------------------------------------------------------------------------------------
Debra Hoskins
--------------------------------------------------------------------------------------------------------------------------
Linda Karshner
--------------------------------------------------------------------------------------------------------------------------
Kirby Leeper
--------------------------------------------------------------------------------------------------------------------------
Ken Leist
--------------------------------------------------------------------------------------------------------------------------
Marcia McNally
--------------------------------------------------------------------------------------------------------------------------
Becky Nelson
--------------------------------------------------------------------------------------------------------------------------
Rob Pace
--------------------------------------------------------------------------------------------------------------------------
Julie Smallwood
--------------------------------------------------------------------------------------------------------------------------
Robert Suttman
--------------------------------------------------------------------------------------------------------------------------
Linda Terrill
--------------------------------------------------------------------------------------------------------------------------
LeVon Terry
--------------------------------------------------------------------------------------------------------------------------
Dawn Warrick
--------------------------------------------------------------------------------------------------------------------------
Nicole Webb
--------------------------------------------------------------------------------------------------------------------------
Gary Ziegler
--------------------------------------------------------------------------------------------------------------------------
Scott Lundy
--------------------------------------------------------------------------------------------------------------------------
Carolyn Takacs
--------------------------------------------------------------------------------------------------------------------------

                     EUBEL BRADY & SUTTMAN ASSET MANAGEMENT
                                 INSIDER TRADING

                      FAMILIARITY AND COMPLIANCE STATEMENT

                                   SHORT FORM

         I am in possession of the EBS Asset Management Insider Trading Manual and have read and fully understand its contents. In addition I am in compliance with all internal EBS and external requirements as set forth in the EBS Asset Management Insider Trading Manual. I have made no security transactions for my account, my immediate family, or any account over which I have discretion for the quarter ending

BECKY NELSON

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A
                                                                                     __________________________________

BERNARD J. HOLTGREIVE

EBS #                     Account Description               Brokerage Acct #               Signature       Date
i_bjhper        Bernard J. & Shannon F. Holtgeive Joint         4449-1990
                Personal Portfolio                                                   __________________________________

i_shira         Shannon F. Holtgretive IRA - SEP DTD            4449-1983
                03/13/98                                                             __________________________________

0002            Robert J. Holtgreive IRA                        9124-5171
                                                                                     __________________________________

CAROLYN TAKACS

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A
                                                                                     __________________________________

CHERYL CONNELL

EBS #                     Account Description               Brokerage Acct #               Signature       Date
i_ccper         James D., IV & Cheryl A. Connell Joint          2470-8138
                Personal Portfolio                                                   __________________________________

i_ccroth        Cheryl A. Connell IRA -Roth                     2523-5457
                                                                                     __________________________________

DAWN WARRICK

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A
                                                                                     __________________________________

DEBRA HOSKINS

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A
                                                                                     __________________________________

                     EUBEL BRADY & SUTTMAN ASSET MANAGEMENT
                                 INSIDER TRADING

                      FAMILIARITY AND COMPLIANCE STATEMENT

                                   SHORT FORM

         I am in possession of the EBS Asset Management Insider Trading Manual and have read and fully understand its contents. In addition I am in compliance with all internal EBS and external requirements as set forth in the EBS Asset Management Insider Trading Manual. I have made no security transactions for my account, my immediate family, or any account over which I have discretion for the quarter ending

EARL BOWLIN

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A
                                                                                     __________________________________

GARY ZIEGLER

EBS #                     Account Description               Brokerage Acct #               Signature       Date
i_ezira         Elizabeth Anne Ziegler IRA - Roth               1142-6308
                                                                                     __________________________________

i_gezit         Gary & Elizabeth Ziegler JTWROS                 9744-5971
                                                                                     __________________________________

i_gzira         Gary F. Ziegler IRA Rollover                    9744-5972
                                                                                     __________________________________

JAMES D. CONNELL

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A
                                                                                     ____________________________________

JULIE E. SMALLWOOD

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A

KEN LEIST

EBS #                     Account Description               Brokerage Acct #               Signature       Date
i_jlira         Jessica J. Leist IRA - Roth                     2894-5871
                                                                                     __________________________________

i_klper         Ken & Jessica Leist Personal Portfolio          5498-7094
                                                                                     __________________________________

KIRBY C. LEEPER

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A
                                                                                     __________________________________

                     EUBEL BRADY & SUTTMAN ASSET MANAGEMENT
                                 INSIDER TRADING

                      FAMILIARITY AND COMPLIANCE STATEMENT

                                   SHORT FORM

         I am in possession of the EBS Asset Management Insider Trading Manual and have read and fully understand its contents. In addition I am in compliance with all internal EBS and external requirements as set forth in the EBS Asset Management Insider Trading Manual. I have made no security transactions for my account, my immediate family, or any account over which I have discretion for the quarter ending

LEVON TERRY

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A
                                                                                     __________________________________

LINDA KARSHNER

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A
                                                                                     __________________________________

LINDA TERRILL

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A
                                                                                     __________________________________

MARCIA MCNALLY

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A
                                                                                     __________________________________

MARK E. BRADY

EBS #                Account Description                    Brokerage Acct #               Signature       Date
i_dbira         Deborah K. Brady IRA                            6130-7832
                                                                                     __________________________________

i_mbira         Mark E. Brady IRA                               1155-7863
                                                                                     __________________________________

i_mbper         Mark Brady Personal Portfolio                   1117-1710
                                                                                     __________________________________

MELINDA EUBET

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A
                                                                                     __________________________________

                     EUBEL BRADY & SUTTMAN ASSET MANAGEMENT
                                 INSIDER TRADING

                      FAMILIARITY AND COMPLIANCE STATEMENT

                                   SHORT FORM

         I am in possession of the EBS Asset Management Insider Trading Manual and have read and fully understand its contents. In addition I am in compliance with all internal EBS and external requirements as set forth in the EBS Asset Management Insider Trading Manual. I have made no security transactions for my account, my immediate family, or any account over which I have discretion for the quarter ending

PAUL CRICHTON

EBS #                     Account Description               Brokerage Acct #               Signature       Date
i_acutma        Anna Claire Crichton OH UTMA Paul D.            2584-4993
                Crichton, Custodian                                                  __________________________________

i_ecutma        Evan Walton Crichton OH UTMA Paul D.            2584-6139
                Crichton, Custodian                                                  __________________________________

i_pcrwjt        Paul D. Crichton & Robin R. Walton-             2657-7823
                Crichton Joint Personal Portfolio                                    __________________________________

ROBERT J. SUTTMAN II, CFA

EBS #                     Account Description               Brokerage Acct #               Signature       Date
i_bseira        Alice V. Suttman IRA - Education FBO            8635-8514
                Benjamin K. Suttman                                                  __________________________________

i_jseira        Alice V. Suttman IRA - Education FBO            8635-8507
                Jack K. Suttman                                                      __________________________________

i_rseira        Alice V. Suttman IRA - Education FBO            8635-8509
                Robert J. Suttman III                                                __________________________________

t_suttma        Alice V. Suttman Personal Portfolio             8635-8515
                                                                                     __________________________________

i_bsugma        Benjamin K. Suttman UGMA Robert J.              8690-9632
                Suttman, II, Custodian                                               __________________________________

i_csira         Carleen K. Suttman IRA                          8635-8508
                                                                                     __________________________________

i_jsugma        Jack K. Suttman UGMA Robert J.                  8719-9546
                Suttman II, Custodian                                                __________________________________

i_rsira         Robert J. Suttman IRA                           8635-8504
                                                                                     __________________________________

i_rsmmf         Rob Suttman Personal Portfolio                8635-8505-UNM
                                                                                     __________________________________

i_rsroth        Robert J. Suttman II IRA - Roth                 8635-8517
                                                                                     __________________________________

i_rsugma        Robert J. Suttman III UGMA Robert J.            8722-8390
                Suttman II, Custodian                                                __________________________________

                     EUBEL BRADY & SUTTMAN ASSET MANAGEMENT
                                 INSIDER TRADING

                      FAMILIARITY AND COMPLIANCE STATEMENT

                                   SHORT FORM

         I am in possession of the EBS Asset Management Insider Trading Manual and have read and fully understand its contents. In addition I am in compliance with all internal EBS and external requirements as set forth in the EBS Asset Management Insider Trading Manual. I have made no security transactions for my account, my immediate family, or any account over which I have discretion for the quarter ending

ROBERT J. SUTTMAN II, CFA & JULIE E

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A
                                                                                     __________________________________

ROBERT PACE

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A
                                                                                     __________________________________

RONALD L. EUBEL

EBS #                     Account Description               Brokerage Acct #               Signature       Date
i_mlttee        The Eubel Family Irrevocable Trust DTD          5193-1774
                02-02-99 Melinda L. Eubel, TTEE                                      __________________________________

i_ceubel        Christopher Eubel OH UTMA Ronald L.             3180-2558
                Eubel Custodian                                                      __________________________________

i_eubelj        Ronald L. & Melinda L. Eubel Joint              5294-5340
                Personal Portfolio                                                   __________________________________

i_reira         Ronald L. Eubel IRA                             3170-7805
                                                                                     __________________________________

I_seubel        Samantha Betty Eubel OH UTMA Ronald             1164-8545
                L. Eubel Custodian                                                   __________________________________

SCOTT E. LUNDY

EBS #                     Account Description               Brokerage Acct #               Signature       Date
N/A
                                                                                     __________________________________

WILLIAM E. HAZEL

EBS #                     Account Description               Brokerage Acct #               Signature       Date
i_whira         Bill Hazel IRA - Roth Schwab Account            1298-3048
                                                                                     __________________________________

i_whira2        William E. Hazel IRA Rollover                   1349-2978
                                                                                     __________________________________

i_whper         Bill Hazel Personal Portfolio Schwab            1298-3045
                Account                                                              __________________________________

                              EBS ASSET MANAGEMENT
                                INSIDER TRADING

                      FAMILIARITY AND COMPLIANCE STATEMENT

I__________________________________________am in possession of the EBS Asset
Management Insider Trading Manual and have read and fully understand its contents. In addition I am in compliance with all internal EBS and external requirements as set forth in the EBS Asset Management Insider Trading Manual. Below are listed all security transactions for my account, my immediate family, and any account over which I have discretion along with the required disclosures for the quarter ending ____________________________________. Attached is a completed "Client Priority Trading and Expected Trading" form appropriately signed by an EBS trader.

Signed _______________________________ Date __________________________

                             INSIDER TRADING REPORT

---------------------------------------------------------------------------------------------------------------------------------
       ACCOUNT NAME               BUY/      DOLLAR                SECURITY              TRADE      TRADE       CUSTODIAN
                                  SELL      AMOUNT                                      DATE       PRICE       OR BROKER
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

                              EBS ASSET MANAGEMENT
                                INSIDER TRADING

                CLIENT PRIORITY TRADING AND EXPECTED TRADING FORM

Trader: I_____________________________________acknowledge to
_______________________________________at _____________________a.m./p.m. that all daily orders for NEW ACCOUNTS AND ANY REBALANCING ACTIVITY are completed for the following security(s) or no activity was or will be conducted in these securities today:

         Security Name              Issue Type (e.g. Common, Preferred)
         ____________________       ________________________
         ____________________       ________________________
         ____________________       ________________________
         ____________________       ________________________

In addition, NO CLIENT-WIDE TRANSACTIONS are expected to be conducted for said security(s) for three days subsequent to this transaction (unforeseen events affecting client holdings may mandate activity if it is in the best interest of client's portfolios), In situations where client interests are served, by proceeding with a client-wide transaction within the three day window, a detailed explanation of the background and EBS' perspective on the position will be provided in written format.

Signed

         Trader:__________________________Date___________________Time__________
         Individual_______________________Date___________________Time__________

         Security Name                 Order Placed (Time)
         _____________________         ___________________
         _____________________         ___________________
         _____________________         ___________________
         _____________________         ___________________
         _____________________         ___________________

                              EBS ASSET MANAGEMENT

                       CODE OF ETHICS AND INSIDER TRADING

                            VIOLATIONS AND PENALTIES

NAME OF VIOLATOR:

OCCURRENCE: (FIRST, SECOND, THIRD)

DATE REPORTED:

REPORTED BY:

SUMMARY OF OCCURRENCE:

PENALTY AS DESCRIBED BY BOARD OF DIRECTORS:

DATE NOTICE GIVEN TO VIOLATOR: